SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  June 2, 2006

OXFORD MEDIA, INC.
(FORMERLY BECOMING ART INC.)

(Exact name of registrant as specified in its charter)

NEVADA	000-51125	20-3270909
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

One Technology Drive
Building H, Irvine, California 92618
(Address of Principal Executive Offices)

(949) 341-0050
(Registrant's telephone number including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ] Written communications pursuant to Rule 425 under the Securities Act (17CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 1 -- REGISTRANT’S BUSINESS AND OPERATIONS

Item 1.01	Entry into a Material Definitive Agreement

On June 2, 2006, we entered into an agreement (the “Memorandum Agreement”) with SVI Systems, Inc. (“SVI”) to acquire from SVI all of the issued and outstanding shares of capital stock of SVI Hotel Corporation, which is the wholly owned subsidiary of SVI. SVI Hotel Corporation (“Hotel Corporation”) is a leading provider of Video-On-Demand (VOD) movie systems, Free-to-Guest satellite systems, and high-speed Internet and information solutions to the hospitality industry. The proposed effective date for the transaction is July 1, 2006. As a result of the closing, the Company will continue to be headquartered in Irvine, California. The operations of Hotel Corporation will continue to be based at its current facility in Peoria, Illinois. No change in control of the Company will occur as a result of the transaction.

The closing of the proposed transaction is subject to traditional closing requirements such as the completion of final due diligence and the execution of definitive agreements. Additional closing conditions include, but are not limited to, the Company obtaining financing for the acquisition; the Company’s Board of Director’s approving the transaction; certain identified employees of Hotel Corporation executing new employment agreements; and, SVI executing certain service agreements with the Company.

Under the terms of the Memorandum Agreement, we will pay a combination of cash, debt, and securities having a total consideration of approximately $11 million, with up to an additional $4 million of consideration as part of an “earn-out” provision. The “earn-out” provision is based on the number of future conversions of Hotel Corporation’s analog-based VOD customers to Oxford Media’s next generation VOD platform.

The consideration to be paid under the Memorandum Agreement is further summarized as follows:

(1)  $5 million in cash, payable at the closing;

(2)  $2 million in the form of a convertible promissory note due July 15, 2008 with interest at prime plus one and one half percent, with interest measured and paid quarterly. The note is convertible into our common stock at Two and 25/100 Dollars ($2.25) per share upon fifteen (15) calendar days notice.

(3)  $1.5 million in the form of a convertible promissory note due July 15, 2009 with interest at prime plus one and one half percent, with interest measured and paid quarterly. The note is convertible into our common stock at Two and 25/100 Dollars ($2.25) per share upon fifteen (15) calendar days notice.

(4)  Shares of our common stock equal in value to $1.5 million, valued on the average of the closing price of our stock for the ten (10) trading days prior to the date of the public announcement of the proposed transaction.

(5)  A Warrant to acquire 500,000 shares of our common stock at an exercise price of $2.00 per share, which shall expire 5 years from the closing of the transaction.

(6)  A Warrant to acquire 500,000 shares of our common stock at an exercise price of $2.25 per share, which shall expire 5 years from the closing of the transaction.

(7)  An earn-out not to exceed $4 million based upon a mutually acceptable schedule, to be determined, for the conversion of Hotel Corporation’s analog-based VOD customers to Oxford’s next generation VOD platform.

We have also agreed to grant certain registration rights to SVI whereby we will register the common stock issued in connection with the transaction, as well as the stock underlying the warrants and the notes (if converted) if our Company files a registration statement after the closing date, subject to certain approvals and customary conditions and limitations. In no event shall this registration be filed more than 180 days after the closing.

The foregoing is a summary of the Memorandum Agreement. Such summary does not purport to be complete and is qualified in its entirety by reference to the full text of the Memorandum Agreement, a copy of which is attached hereto as Exhibit 10.1 and is incorporated herein by reference. Attached as Exhibit 10.2 hereto and incorporated herein by reference in its entirety is the press release issued by the Company on June 6, 2006 which served to announce the proposed acquisition of Hotel Corporation by the Company.

This Form 8-K and its attachment contains forward-looking statements that involve risks and uncertainties concerning the Company’s proposed acquisition of SVI Hotel Corporation. The Company’s expected financial performance, as well as the Company’s strategic and operational plans. Actual events or results may differ materially from those described in this Form 8-K due to a number of risks and uncertainties. The potential risks and uncertainties include, among others, the possibility that the transaction will not close or that the closing may be delayed; the reaction of customers of the Company and SVI Hotel Corporation to the transaction; the Company’s ability to successfully integrate SVI Hotel Corporation’s operations and employees; and general economic conditions. In addition, please refer to the documents that the Company files with the Securities and Exchange Commission on Forms 10-K, 10-Q, and 8-K. The filings by the Company identify and address other important factors that could cause its financial and operational results to differ materially from those contained in the forward-looking statements set forth in this Form 8-K. The Company and SVI Hotel Corporation are under no duty to update any of the forward-looking statements after the date of this Form 8-K to conform to actual results.

SECTION 2 - FINANCIAL INFORMATION

Item 2.03	Creation of a Direct Financial Obligation

See the description of the proposed acquisition of SVI Hotel Corporation, including the terms and conditions of the Memorandum Agreement, set out in Item 1.01 above, which description is incorporated in this Item 2.03 by reference. The Memorandum Agreement further provides that in the event certain specific conditions are satisfied by the Company by June 16 2006 and then the proposed transaction fails to close due to the actions of the Company and through no fault of Hotel Corporation, then the Company shall be obligated to pay to Hotel Corporation a break-up fee in the amount of $650,000 in the form of cash or check.

Item 2.04	Triggering Events That Accelerate or Increase a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement

See the discussion of the break-up fee set forth in Item 2.03, above, which discussion is incorporated in this Item 2.04 by reference.

SECTION 9 - FINANCIAL STATEMENTS AND EXHIBITS

Item 9.01.	Financial Statements and Exhibits

The following exhibits are furnished with this report:

Exhibit No.	Exhibit Description

10.1	Memorandum Agreement

99.1	Press release issued by Oxford Media, Inc., dated June 6, 2006.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OXFORD MEDIA, INC.

/s/ LEWIS JAFFE
LEWIS JAFFE, Chief Executive Officer

Date:  June 8, 2006